NEWS     https://ford.to/tweets https://ford.to/facebook https://ford.to/linkedin Ford Releases New Battery Capacity Plan, Raw Materials Details to Scale EVs; On Track to Ramp to 600K Run Rate by ’23 and 2M+ by ’26, Leveraging Global Relationships  Ford has added battery chemistries and secured contracts delivering 60 gigawatt hours (GWh) of annual battery capacity to deliver global 600,000 EV run rate by late 2023  Lithium iron phosphate battery packs coming for Mustang Mach-Es sold in North America next year and F-150 Lightnings in early 2024, creating more capacity for high-demand products  Ford already has sourced 70% of battery capacity to support 2 million+ annual EV global run rate by 2026; plans to localize 40 GWh per year of lithium iron phosphate capacity in N.A. in 2026; new deal with CATL on strategic cooperation for global battery supply; and direct- sourcing battery raw materials in U.S., Australia, Indonesia – and more  Company expects compound annual growth rate for EVs to top 90% through 2026; more than double forecasted global industry EV growth DEARBORN, Mich., July 21, 2022 – Building on strong demand for its new EVs, Ford today announced a series of initiatives for sourcing battery capacity and raw materials that light a clear path to reach its targeted annual run rate of 600,000 electric vehicles by late 2023 and more than 2 million by the end of 2026. The company detailed its global vehicle portfolio plans supporting these production goals as part of its Ford+ plan. Ford expects a compound annual growth rate for EVs to exceed 90% through 2026, more than double forecasted global industry growth. “Ford’s new electric vehicle lineup has generated huge enthusiasm and demand, and now we are putting the industrial system in place to scale quickly,” said Jim Farley, Ford’s president and CEO and president of Ford Model e. “Our Model e team has moved with speed, focus and creativity to secure the battery capacity and raw materials we need to deliver breakthrough EVs for millions of customers.” Ford plans to invest over $50 billion in EVs through 2026, targeting total company adjusted EBIT margins of 10% and 8% EBIT margins for EVs by 2026. As Ford creates a new EV supply chain that upholds its commitments to sustainability and human rights, the company continues to plan for more than half its global production to be EVs by 2030 and achieving carbon neutrality globally no later than 2050.

NEWS     https://ford.to/tweets https://ford.to/facebook https://ford.to/linkedin Driving to the 600,000 EV run rate by late 2023 Ford plans to reach a 600,000 global EV run rate by late 2023 with the following EVs:  270,000 Mustang Mach-Es for North America, Europe and China  150,000 F-150 Lightnings for North America  150,000 Transit EVs for North America and Europe  30,000 units of an all-new SUV for Europe, whose run rate will significantly ramp in 2024 Ford is adding lithium iron phosphate (LFP) cell chemistry to its portfolio, alongside its existing nickel cobalt manganese (NCM) chemistry. This creates even more capacity for high-demand products and provides customers many years of operation with minimal range loss. It also reduces the reliance on scarce critical minerals such as nickel and, at current costs, brings a 10 to 15% bill of material savings for Ford versus NCM batteries. The company confirmed it has secured 100% of the annual battery cell capacity needed – 60 gigawatt hours (GWh) – to support this 600,000 EV run rate by working with leading battery companies around the globe. Ford announced that Contemporary Amperex Technology Co., Ltd. (CATL) will provide full LFP battery packs for Mustang Mach-E models for North America starting next year as well as F-150 Lightings in early 2024. Ford’s EV architecture flexibility allows efficient incorporation of CATL’s prismatic LFP cell-to-pack technology, delivering incremental capacity quickly to scale and meet customer demand. Ford also is leveraging its long-standing connection with LG Energy Solution (LGES) and its strategic relationship with SK On to meet its battery capacity target for late 2023. Long-time supplier LGES has scaled quickly and doubled its capacity at its Wroclaw, Poland, facility to support incremental NCM cell production for Mustang Mach-E and E-Transit models. Plus, SK On has installed capacity to support the scaling of Ford’s high-volume F-150 Lightning and E-Transits through late 2023 – scaling NCM cell production beyond earlier-planned levels from its Atlanta facility and providing new battery cell capacity from its Hungary operation. Driving to more than 2 million EVs by late 2026 Ford is building on agreements tied to its 600,000 run rate milestone and is taking them even further. The company now has sourced approximately 70% of the battery cell capacity it needs to support an annual global run rate of more than 2 million EVs by late 2026. Ford and CATL – the world’s largest battery producer – have signed a separate non-binding MOU to explore a cooperation for supplying batteries in Ford’s markets across China, Europe and North America. Ford also announced it plans to localize and use 40 GWh of LFP capacity in North America starting in 2026.

NEWS     https://ford.to/tweets https://ford.to/facebook https://ford.to/linkedin The company intends to use this additional capacity to complement three previously announced battery plants in Kentucky and Tennessee that are part of the BlueOval SK joint venture between Ford and SK On, which was officially formed last week. Ford has signed an additional MOU with SK On as well as Koç Holdings to create a joint venture in Turkey for expanded battery capacity there. To support its joint ventures, Ford is direct-sourcing battery cell raw materials as well. “Our team has been actively engaged with partners in the United States and around the world,” said Lisa Drake, Ford Model e vice president, EV Industrialization. “We will move fast in the key markets and regions where critical supplies are available, meeting with government officials, mining companies and processors and signing MOUs and agreements that reflect Ford’s ESG expectations and underpin Ford’s plan to bring EVs to millions.” Today, the company announced it is working with major mining collaborators and has sourced most of the nickel needed through 2026 and beyond. Ford has signed non-binding MOUs with:  Vale Canada Ltd.: To explore potential opportunities across the EV value chain.  PT Vale Indonesia and Huayou Cobalt: For exploring a three-way nickel processing project and, separately, an off-take agreement with Huayou that collectively will provide Ford with rights to the equivalent of 84 kilotons per annum (ktpa) of nickel.  BHP: For nickel supply from BHP's Nickel West operations in Australia. The targeted multi-year agreement could start as early as 2025 and may involve additional commodities over time. Ford also has locked several key lithium contracts. Beyond the recently announced key asset in Western Australia secured through Liontown Resources, Ford also has signed a non-binding MOU with Rio Tinto, exploring a significant lithium off-take agreement from its Rincon project in Argentina. This is part of a multi-metal MOU that leverages the scale of Ford’s aluminum business and includes a potential opportunity on copper. Ford also continues working to localize processing of key battery materials in North America. To that end, the company is announcing:  EcoPro BM and SK On: Have signed a non-binding Letter of Intent with Ford to establish a cathode production facility in North America.  ioneer: Has signed a binding off-take agreement with Ford for lithium carbonate from ioneer’s Rhyolite Ridge project in Nevada to support EV production beyond 2025.  Compass Minerals: Has signed a non-binding MOU for lithium hydroxide and lithium carbonate from its Utah operations on the Great Salt Lake.  Syrah Resources and SK On: Have signed a non-binding MOU to secure off-take for natural graphite from its processing site in Vidalia, Louisiana. “It’s a very competitive landscape. These collaborators see value in the strong demand we have created with exceptional products like Mustang Mach-E and F-150 Lightning and the stability we can bring to these relationships,” Drake said. “We are excited to work with them – and others we haven’t yet announced – to build this new global supply chain for Ford.”

NEWS     https://ford.to/tweets https://ford.to/facebook https://ford.to/linkedin EV Demand As Ford reinvents its new EV supply chain, consumer praise rolls in for its first-generation EVs already in-market while demand signals among potential EV buyers continue strengthening. For the first time, the majority of consumers who intend to buy a car in the next two years say they will choose an EV or hybrid vehicle – up 11% from last year and 22% from 2020, according to research published by EY. Most of that increase is for full EVs. Among commercial owners who don’t already deploy EVs, 60% of U.S. fleet managers said in a Ford Pro survey they plan to add EVs to their operations within two years. Market reaction to F-150 Lightning and Mustang Mach-E is strong, bringing all-new customers to Ford. Mustang Mach-E shares the top spot in its segment for in-market vehicle shoppers’ favorable opinion, according to a Q1 Ford study, while F-150 Lightning’s favorable opinion was second only to the F-150 powered by an internal combustion engine. To further stimulate demand, Ford is working to make EVs accessible to millions, addressing barriers to entry such as charging, cost and improving the EV customer purchase experience. “This is our opportunity to win a whole new group of customers, building their loyalty and advocacy as we grow our market share," said Marin Gjaja, Ford Model e chief customer officer. "We're developing the digital and physical services and experiences those new customers expect when they purchase a product that to them is a new technology purchase. Our aim is to combine the convenience of digital shopping with Ford’s expertise, scale and the physical presence of our dealers to create the best possible experience for tomorrow’s EV owners.” # # # Ford News Conference – Thursday, July 21, at 8 a.m. EDT Journalists and members of the investment community interested in asking questions should additionally dial in by phone. Toll-Free: +1.844.282.4573 International: +1.412.317.5617 Participants should ask to join the “Ford Call” Listen-only livestream and replay The presentation and supporting material will be available at shareholder.ford.com

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About Ford Motor Company
Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, that is committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for and deepen the loyalty of those customers. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, as well as connected services. Additionally, Ford is establishing leadership positions in mobility solutions, including self-driving technology, and provides financial services through Ford Motor Credit Company. Ford employs about 182,000 people worldwide. More information about the company, its products and Ford Credit is available at corporate.ford.com.

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Cautionary Note on Forward-Looking Statements
Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward -looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

- Ford and Ford Credit's financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19;
- Ford is highly dependent on its suppliers to deliver components in accordance with Ford's production schedule, and a shortage of key components, such as semiconductors, or raw materials can disrupt Ford's production of vehicles;
- Ford's long-term competitiveness depends on the successful execution of Ford+;
- Ford's vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs;
- Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies;
- Operational systems, security systems, vehicles, and services could be affected by cyber incidents, ransomware attacks, and other disruptions;
- Ford's production, as well as Ford's suppliers' production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, capacity limitations, or other factors;
- Ford's ability to maintain a competitive cost structure could be affected by labor or other constraints;

NEWS     https://ford.to/tweets https://ford.to/facebook https://ford.to/linkedin  Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness;  Ford’s new and existing products, digital and physical services, and mobility services are subject to market acceptance and face significant competition from existing and new entrants in the automotive, mobility, and digital services industries;  Ford’s near-term results are dependent on sales of larger, more profitable vehicles, particularly in the United States;  With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs;  Industry sales volume in any of Ford’s key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event;  Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors;  Inflationary pressure and fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results;  Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;  Ford’s receipt of government incentives could be subject to reduction, termination, or clawback;  Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;  Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed;  Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition;  Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise;  Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations;  Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and  Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.